EMPLOYMENT AGREEMENT

This Agreement made and entered into this _26___ day of _March____, _1999_, by and between Sense Technologies, Inc. ("employer"), and _Shawn Tartaglia________ ("employee").

The parties recite that:

A. Employer is engaged in Biometric Time and Attendance Computer Systems and maintains business premises at 10871 NW 52 Street, Sunrise, FL.

B. Employee is willing to be employed by employer, and employer is willing to employ employee, on the terms and conditions hereinafter set forth. For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, employer and employee covenant and agree as follows:

1. AGREEMENT TO EMPLOY AND BE EMPLOYED Employer hereby employs employee at the above-mentioned premises, and employee hereby accepts and agrees to such employment.

2. DESCRIPTION OF EMPLOYEE'S DUTIES Subject to the supervision and pursuant to the orders, advice, and direction of employer, employee shall perform such duties as are customarily performed by one holding such position in other businesses or enterprises of the same or similar nature as that engaged in by employer. Employee shall additionally render such other and unrelated services and duties as may be assigned to him/her from time to time by employer.

3. MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES Employee shall at all times faithfully, industriously, and to the best of their ability, experience, and talent, perform all duties that may be required of and from them pursuant to the express and implicit terms hereof, to the reasonable satisfaction of employer. Such duties shall be rendered at the above mentioned premises and at such other place or places as employer shall in good faith require or as the interests, needs, business, and opportunities of employer shall require or make advisable.

4. COMPENSATION; REIMBURSEMENT Employer shall pay employee and employee agrees to accept from employer, in full payment for employee's services hereunder, compensation at the rate of Sixty Five Thousand Dollars ($65,000.00) per annum, payable semi-monthly. In addition to the foregoing, employer will reimburse employee for any and all necessary, customary, and usual expenses incurred by him while traveling for and on behalf of the employer pursuant to employer's directions. In addition to the above compensation, the Employee may be entitled to the following "fringe benefits" as determined by the employer. A) Stock options to be named later B) Health insurance C) Car allowance D) Car insurance allowance E) Corporate Credit Card Usage for gas and travel related expenses F) Corporate bonus program(s).

5. EMPLOYEE'S LOYALTY TO EMPLOYER'S INTERESTS Employee shall devote all of their time, attention, knowledge, and skill solely and exclusively to the business and interests of employer, and employer shall be entitled to all benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of employee. Employee expressly agrees that during the term hereof he/she will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to employer's business or any allied trade, except that nothing herein contained shall be deemed to prevent or limit the right of employee to invest any of their surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained by deemed to prevent employee from investing or limit employee's right to invest their surplus funds in real estate.

6. NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS Employee will not at any time, in any fashion, form, or manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of employer, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products, or any other information concerning the business of employer, its manner of operation, or its plans, processes, or other date of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of employer, and its good will, and that any breach of the terms of this section is a material breach of this agreement.

7. OPTION TO TERMINATE ON PERMANENT DISABILITY OF EMPLOYEE Not withstanding anything in this agreement to the contrary, employer is hereby given the option to terminate this agreement in the event that during the term hereof employee shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined. Such option shall be exercised by employer giving notice to employee by registered mail, addressed to him in care of employer at the above stated address, or at such other address as employee shall designate in writing, of its intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice this agreement and the term hereof shall cease and come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date. For purposes of this agreement, employee shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability, or for other causes beyond their control, he/she shall have been continuously unable or unwilling or have failed to perform their duties hereunder for thirty (30) consecutive days, or if, during any year of the term hereof, he/she shall have been unable or unwilling or have failed to perform their duties for a total period of thirty (30) days, whether consecutive or not. For the purposes hereof, the term "any year of the term hereof" is defined to mean any period of 12 calendar months.

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8.   DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT Anything herein contained to the contrary notwithstanding, in the event that employer shall discontinue operations at the premises mentioned above, then this agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

9. EMPLOYEE'S COMMITMENTS BINDING ON EMPLOYER ONLY ON WRITTEN CONSENT Employee shall not have the right to make any contracts or other commitments for or on behalf of employer without the written consent of employer.

10. CONTRACT TERMS TO BE EXCLUSIVE This written agreement contains the sole and entire agreement between the parties, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he/she or it has relied on their or its own judgment in entering into the agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with their or its dealings with the other.

11. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

12. CONTRACT GOVERNED BY LAW This agreement and performance hereunder shall be construed in accordance with the laws of the State of Florida.

13. BINDING EFFECT OF AGREEMENT This agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors, and assigns.

14. ARBITRATION Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Broward County, State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

15. VALIDITY In the event that any provision of this Agreement shall beheld to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.



IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day __26__of _March___________________, __1999____ .


__/s/ Dore Perler____________________, for Employer

__/s/ Shawn Tartaglia___________________________________, as Employee


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